Exhibit 10.1

                       EXECUTIVE EMPLOYMENT AGREEMENT
                            AMENDATORY AGREEMENT

       This AMENDATORY AGREEMENT ("Agreement") is made and entered into this 16th day of November, 1998, effective as of July 1, 1998, by and between MYSTIC FINANCIAL, INC. ("Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative offices located at 60 High Street, Medford, Massachusetts 02155, and ROBERT H. SURABIAN ("Executive"). Any reference to "Bank" herein shall mean the Medford Co-operative Bank, a wholly owned subsidiary of the Holding Company, or any successor thereto.

                            W I T N E S S E T H :
                      ------------------

      WHEREAS, the Holding Company and the Executive have entered into an employment agreement, a copy of which is annexed hereto ("Employment Agreement"); and

      WHEREAS, the Holding Company and Executive entered into an Amendatory Agreement dated effective as of June 10, 1998 ("Prior Amendatory Agreement") for purposes of amending the Employment Agreement to provide a benefit to be payable to the Executive upon retirement; and

      WHEREAS, the Holding Company and the Executive now wish to enter into a new Amendatory Agreement, to be made effective as of July 1, 1998, that will amend and supersede the Prior Amendatory Agreement, in its entirety;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      FIRST.    Section 5 of the Employment Agreement shall be re-designated as "section 5(a)" and a new subsection (b) shall be added which shall read in its entirety as follows:

            (b)(i) The Executive shall also be entitled, upon his termination of employment due to Disability or attainment of his Normal Retirement Age (as each such term is defined below) to receive a cash benefit to be funded and paid for by the Company equal to the dollar amount determined by:

                  (I) projecting the total number of shares of the Company's common stock ("Shares") that would have been allocated to the Executive's account under the Mystic Financial, Inc. Employee Stock Ownership Plan ("ESOP") had the Executive continued in the employ of the Company (or the Bank), and where the number of Shares to be projected for purposes of this calculation is measured commencing as of the date the Executive was first eligible to participate in the ESOP and ending on the date the ESOP loan is repaid in full and the final allocation of all such Shares is made, and where such projection is based on the average number of Shares that have been allocated to the Executive's account under the ESOP during such period; and then

                  (II) reducing the number of Shares projected in section 5(b)(i)(I) above, by the actual number of Shares allocated to the Executive's account under the ESOP, pursuant to its terms, as of the last day of the last plan year in which the Executive was an active participant in the ESOP for purposes of receiving allocations of Shares; and

                  (III)    multiplying the number of Shares determined in
            section 5(b)(i)(II) above by the average of the closing prices of such Shares at the end of each fiscal quarter during the twelve fiscal quarters immediately preceding (or, if fewer, the number of quarters the Executive had been a participant in the
            ESOP) the date of the Executive's termination of employment due to Disability or attainment of Normal Retirement Age.

            (b)(ii) The projection of Shares required by section 5(b)(i)(I) above and the calculation of the benefit payable to the Executive in the form of a single lump sum cash benefit pursuant to section 5(b)(iii) hereof shall be performed by a certified public accountant selected by the Board based on assumptions which the Board has determined to be reasonable at the time the projection and the calculation of benefits are performed.

            (b)(iii) The additional benefit payable to the Executive pursuant to section 5(b) hereof shall be paid in a single lump cash sum as soon as practicable following the last day of the calendar year in which the Executive's termination of employment due to Disability or attainment of Normal Retirement Age occurs and shall be in an amount determined pursuant to section 5(b) above. In the event that the Executive dies after becoming eligible for this benefit but prior to the date that payment of the benefit is made, the benefit shall be paid in a single lump sum cash payment to the Executive's estate as soon as practicable following the date of the Executive's death.

            (b)(iv) For purposes of this Agreement, the following definitions shall have the following meanings:

                  (I) "Normal Retirement Age" shall mean the date that the Executive attains the age of sixty-seven (67).

                  (II) "Disability" shall mean a determination made by the Board, in its discretion, that the Executive is eligible for disability benefits under the long-term disability insurance plan maintained by the Company or the Bank or, if there is no such plan then in effect, under the Federal Social Security Act.


      SECOND.    Section 9(b)(ii) of the Employment Agreement shall be amended by adding, immediately to the end thereof, the following clause, "and the benefits the Executive is entitled to receive under section 5(b) of this Agreement."

      THIRD.    Except as expressly amended herein, the Employment Agreement shall remain in full force and effect and the definitions therein are incorporated in this Amendatory Agreement by reference.

      IN WITNESS WHEREOF, MYSTIC FINANCIAL, INC. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and director, and the Executive has signed this Agreement, on this _____day of November, 1998, effective as of July 1, 1998.


ATTEST:                                MYSTIC FINANCIAL, INC.




/s/ Lorraine P. Silva                  By:  /s/ John A. Hackett
---------------------                       ------------------------------
SECRETARY                                              CHAIRMAN OF THE
                                                       COMPENSATION COMMITTEE


[SEAL]


WITNESS:




/s/ Richard A. Schaberg                By:  /s/  Robert  H. Surabian
-----------------------                     ------------------------------
                                            ROBERT H. SURABIAN